EXHIBIT 1.2

CASE NAME:                                                         ACCRUAL BASIS


CASE:                                                              2/13/95


JUDGE:





                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                            MONTHLY OPERATING REPORTS
                        MONTH ENDING: SEPTEMBER 30, 2002



IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STATES CODE, I DECLARE UNDER PENALTY OF PERJURY I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT (ACCURAL BASIS-1THROUGH ACCURAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE. DECLARATION OF THE PREPARER (OTHER THAN RESPONSIBLE PARTY): IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.


RESPONSIBLE PARTY:

                                                 Secretary
---------------------------------------          -------------------------------
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY                TITLE


James C. Williams                                October 18, 2002
---------------------------------------          -------------------------------
PRINTED NAME OF RESPONSIBLE PARTY                      DATE


PREPARER:

                                                  Secretary
---------------------------------------          -------------------------------
ORIGINAL SIGNATURE OF PREPARER                         TITLE


James C. Williams                                 October 18, 2002
---------------------------------------          -------------------------------
PRINTED NAME OF PREPARER                               DATE

CASE NAME:   Cadiz Properties, Inc.                              ACCRUAL BASIS-1
          ---------------------------------------
CASE NUMBER: 01-80459-RCM-11
            -------------------------------------

COMPARATIVE BALANCE SHEET

ASSETS                                 SCHEDULE                MONTH               MONTH                 MONTH
                                       AMOUNT
                                                               Jul. 2002           Aug. 2002             Sept. 2002
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------

1. UNRESTRICTED CASH                                           3,368               3,352                 11,455
2. RESTRICTED CASH
3. TOTAL CASH                                                  3,368               3,352                 11,455
4. ACCOUNTS RECEIVABLE, NET
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
5. INVENTORY
6. NOTES RECEIVABLE
7. PREPAID EXPENSES
8. OTHER (ATTACH LIST)                                         61,494              61,494                61,494
9. TOTAL CURRENT ASSETS                                        64,862              64,846                72,949
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
10. PROPERTY, PLANT, & EQUIPMENT                               11,372,640          11,372,640            11,372,640
11. LESS:ACCUMULATED                                           2,005,118           2,026,158             2,047,199
DEPRECIATION/DEPLETION
12. NET PROPERTY, PLANT & EQUIPMENT                            9,367,522           9,346,482             9,325,441
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
13. DUE FROM INSIDERS                                          2,524,159           2,671,082             2,817,630
14. OTHER ASSETS - NET OF                                      110,871             109,165               107,459
15. OTHER (ATTACH LIST)
16. TOTAL ASSETS                                               12,067,414          12,191,575            12,323,479
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
POST PETITION LIABILITIES
17. ACCOUNTS PAYABLE
18. TAXES PAYABLE
19. NOTES PAYABLE
20. PROFESSIONAL FEES
21. SECURED DEBT                                               394,667             437,100               487,139
22. OTHER (ATTACH LIST)
23. TOTAL POSTPETITION LIABILITIES                             394,667             437,100               487,139
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
PREPETITION LIABILITIES
24. SECURED DEBT                                               7,401,415           7,401,415             7,401,415
25. PRIORITY DEBT
26. UNSECURED DEBT
27. OTHER (ATTACH LIST)
28. TOTAL PREPETITION LIABILITIES                              7,401,415           7,401,415             7,401,415
29. TOTAL LIABILITIES                                          7,796,082           7,838,515             7,888,554
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
EQUITY
30. PREPETITION OWNER'S EQUITY                                 3,646,334           3,646,334             3,646,334
31. POSTPETITION CUMULATIVE PROFIT OR                          624,998             706,726               788,591
(LOSS)
32. DIRECT CHARGES TO EQUITY
33. TOTAL EQUITY                                               4,271,332           4,353,060             4,434,925
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
34. TOTAL LIABILITIES & OWNERS' EQUITY                         12,067,414          12,191,575            12,323,479


Case Name: Cadiz Properties, Inc.                                          MOR-1

Case No: 01-80459-RCM-11

                                                              July              August           September

8. Property Tax Escrow                                        $ 61,494          $ 61,494         $ 61,494



14. Capitalized Professional Fees                             $110,871          $109,165         $107,459
      net of amortization



CASE NAME:   Cadiz Properties, Inc.                              ACCRUAL BASIS-2
          -----------------------------------
CASE NUMBER: 01-80459-RCM-11
            ---------------------------------


INCOME STATEMENT
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
REVENUES                                    MONTH                  MONTH               MONTH                    QUARTER
                                                                                                                TOTAL
                                            Jul. 2002              Aug. 2002           Sept. 2002
1. GROSS REVENUES                           154,667                154,667             154,667                  464,001
2. LESS: RETURNS & DISCOUNTS
3. NET REVENUE                              154,667                154,667             154,667                  464,001
COSTS OF GOODS SOLD
4. MATERIAL
5. DIRECT LABOR
6. DIRECT OVERHEAD
7. TOTAL COST OF GOODS SOLD
8. GROSS PROFIT                             154,667                154,667             154,667                  464,001
OPERATING EXPENSES
9. OFFICER / INSIDER COMPENSATION
10. SELLING & MARKETING
11. GENERAL & ADMINISTRATIVE                3                      16                  16                       35
12. RENT & LEASE
13. OTHER (ATTACH LIST)
14. TOTAL OPERATING EXPENSES                3                      16                  16                       35
15. INCOME BEFORE NON-OPERATING             154,664                154,651             154,651                  463,966
      INCOME & EXPENSE
OTHER INCOME & EXPENSE
16. NON-OPERATING INCOME (ATTACH LIST)
17. NON-OPERATING EXPENSE (ATTACH LIST)
18. INTEREST EXPENSE                        50,312                 50,176              50,039                   150,527
19. DEPRECIATION / DEPLETION                21,041                 21,041              21,041                   63,123
20. AMORITIZATION                           1,706                  1,706               1,706                    5,118
21. OTHER (ATTACH LIST)
22. NET OTHER INCOME & EXPENSES             73,059                 72,923              72,786                   218,768
REORGANIZATION EXPENSES
23. PROFESSIONAL FEES
24. U.S. TRUSTEE FEES                       250                                                                 250
25. OTHER (ATTACH LIST)
26. TOTAL REORGANIZATION EXPENSES           250                                                                 250
27. INCOME TAX
28. NET PROFIT (LOSS)                       81,355                 81,728              81,865                   244,948


CASE NAME: Cadiz Properties, Inc.                                ACCRUAL BASIS-3
          --------------------------------
CASE NUMBER: 01-80459-RCM-11
            ------------------------------


CASH RECEIPTS AND                           MONTH                  MONTH               MONTH                    QUARTER
DISBURSEMENTS                                                                                                   TOTAL

                                            July, 2002             August, 2002        September, 2002
1. CASH - BEGINNING OF MONTH                3,621                  3,368               3,352                    3,621
 RECEIPTS FROM OPERATORS
2. CASH SALES
COLLECTIONS OF ACCOUNTS RECEIVABLE
3. PREPETITION
4. POSTPETITION                                                    7,744               8,119                    15,863
5. TOTAL OPERATING RECEIPTS                                        7,744               8,119                    15,863
NON-OPERATING RECEIPTS
6. LOANS & ADVANCES (ATTACH LIST)
7. SALE OF ASSETS
8. OTHER (ATTACH LIST)
9. TOTAL NON-OPERATING RECEIPTS
10. TOTAL RECEIPTS
11. TOTAL CASH AVAILABLE                    3,621                  11,112              11,471                   19,484
OPERATING DISBURSEMENTS
12. NET PAYROLL
13. PAYROLL TAXES PAID
14. SALES, USE & OTHER TAXES PAID
15. SECURED / RENTAL / LEASE                                       7,744                                        7,744
16. UTILITIES
17. INSURANCE
18. INVENTORY PURCHASES
19. VEHICLE EXPENSES
20. TRAVEL
21. ENTERTAINMENT
22. REPAIRS & MAINTENANCE
23. SUPPLIES
24. ADVERTISING
25. OTHER (ATTACH LIST)                     3                      16                  16                       35
26. TOTAL OPERATING DISBURSEMENTS           3                      7,760               16                       7,779
REORGANIZATION EXPENSES
27. PROFESSIONAL FEES
28. U.S. TRUSTEE FEES                       250                                                                 250
29. OTHER (ATTACH LIST)
30. TOTAL REORGANIZATION EXPENSES           250                                                                 250
31. TOTAL DISBURSEMENTS                     253                    7,760               16                       8,029
32. NET CASH FLOW                           (253)                  (16)                8,103                    7,834
33. CASH - END OF MONTH                     3,368                  3,352               11,455                   11,455



Case Name: Cadiz Properties, Inc.                                         MOR-3
          ------------------------------
Case No: 01-80459-RCM-11
        --------------------------------

                                                     July     Aug.     Sept.
25. Bank Charges                                     $3       $16      $16

CASE NAME: Cadiz Properties, Inc.                               ACCRUAL BASIS-4
          --------------------------------
CASE NUMBER: 01-80459-RCM-11
            ------------------------------


ACCOUNTS RECEIVABLE AGING                   SCHEDULE               MONTH               MONTH                    MONTH
                                            AMOUNT
                                                                   July, 2002          August, 2002             September, 2002

1. 0 - 30
2. 31 - 60
3. 61 - 90
4. 91 +
5. TOTAL ACCOUNTS RECEIVABLE
6. AMOUNT CONSIDERED UNCOLLECTABLE
7. ACCOUNTS RECEIVABLE,  NET                                       0                   0                        0



AGING OF POSTPETITION TAXES AND PAYABLES                                             MONTH: September, 2002
TAXES PAYABLE                               0 - 30 DAYS        31 - 60 DAYS           61 - 90 DAYS         91+            TOTAL
                                                                                                           DAYS

1. FEDERAL
2. STATE
3. LOCAL
4. OTHER (ATTACH LIST)
5. TOTAL TAXES PAYABLE                      0                  0                     0                     0              0

6. ACCOUNTS PAYABLE                         0                  0                     0                     0              0



STATUS OF POSTPETITION TAXES                                              MONTH: September, 2002
FEDERAL                                       *BEGINNING TAX              AMOUNT WITHHELD AND OR           AMOUNT         ENDING TAX
                                              LIABILITY                   ACCRUED                          PAID           LIABILITY

1. WITHHOLDING**
2. FICA - EMPLOYEE**
3. FICA- EMPLOYER**
4. UNEMPLOYMENT
5. INCOME
6. OTHER (ATTACH LIST)
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
7. TOTAL FEDERAL TAXES                        0                           0                                0              0
STATE AND LOCAL
8. WITHHOLDING
9. SALES
10. EXCISE
11. UNEMPLOYMENT
12. REAL PROPERTY
13. PERSONAL PROPERTY
14. OTHER (ATTACH LIST)
15. TOTAL STATE AND LOCAL                     0                           0                                0              0
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
16. TOTAL TAXES                               0                           0                                0              0
------------------------------------------    --------------------------- -------------------------------- -------------  ----------

* The beginning tax liability should represent the liability from the prior month or, if this is the first operating report, this amount should be zero ** Attach photocopies of IRS Form 6123 or your FTD coupon and payment receipt to verify payment or deposit.

CASE NAME: Cadiz Properties, Inc.                               ACCRUAL BASIS-5
          --------------------------------
CASE NUMBER: 01-80459-RCM-11                              MONTH: September, 2002
            ------------------------------                      ----------------

The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.



BANK RECONCILIATIONS                                     Account #1       Account #2       Account #3
                                                         ---------------  ---------------  --------------

A. BANK                                                  Comerica
B. ACCOUNT NUMBER                                        1880058878                                           Total
C. PURPOSE (TYPE)                                        DIP
1. BALANCE PER BANK STATEMENT                            11,455                                               11,455
2. ADD: TOTAL DEPOSITS NOT CREDITED
3. SUBTRACT: OUTSTANDING CHECKS
4. OTHER RECONCILING ITEMS
5. MONTH END BALANCE PER ITEMS                           11,455                                               11,455
6. NUMBER OF LAST CHECK WRITTEN                          1056



INVESTMENT ACCOUNTS                                      Account #1       Account #2          Account #3
                                                         ---------------  -----------------
BANK, ACCOUNT NAME & NUMBER                              DATE OF          TYPE OF            PURCHASE          CURRENT
                                                         PURCHASE         INSTRUMENT         PRICE             VALUE

7. ACCOUNT NUMBER
8. PURPOSE (TYPE):
9. BALANCE PER BANK STATEMENT
10. ADD: TOTAL DEPOSITS NOT CREDITED
11. TOTAL INVESTMENTS                                    0                0                  0                 0

CASH
12. CURRENCY ON HAND                                                                                            0

13. TOTAL CASH - END OF MONTH                                                                                   11,455



CASE NAME:  Cadiz Properties, Inc.                               ACCRUAL BASIS-6
          ---------------------------------
CASE NUMBER: 01-80459-RCM-11                              MONTH: September, 2002
            -------------------------------                     ----------------

PAYMENTS TO INSIDERS AND PROFESSIONALS

OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID TO INSIDERS (AS DEFINED IN SECTION 101 (31) (A)-(F) OF THE U.S. BANKRUPTCY CODE) AND TO PROFESSIONALS. ALSO, FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF COMPENSATION PAID (e.g. SALARY, BONUS, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE, TRAVEL, CAR ALLOWANCE ETC). ATTACH ADDITIONAL SHEETS IF NECESSARY.


                                                                INSIDERS
NAME                               TYPE OF PAYMENT                   AMOUNT PAID                        TOTAL PAID TO DATE

1.
2.
3.
4.
5.
6. TOTAL PAYMENTS TO INSIDERS                                        0                                  0



                                                     PROFESSIONALS
NAME                                   DATE OF COURT                     AMOUNT             AMOUNT         TOTAL          TOTAL
                                       ORDER AUTHORIZING                 APPROVED           PAID           PAID TO        INCURRED &
                                       PAYMENT                                                             DATE           UNPAID*

1.
2.
3.
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                       0                  0              0              0

* INCLUDE ALL FEES INCURRED, BOTH APPROVED AND UNAPPROVED


                      POSTPETITION STATUS OF SECURED NOTES, LEASES PAYABLE AND ADEQUATE PROTECTION PAYMENTS
NAME OF CREDITOR                   SCHEDULED MONTHLY                AMOUNTS PAID DURING           TOTAL UNPAID POSTPETITION
                                   PAYMENTS DUE                     MONTH

1. Morgan Guaranty                 620,294                          0                             620,294
2.
3.
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                  0                             620,294


CASE NAME:  Cadiz Properties, Inc.                               ACCRUAL BASIS-7
          --------------------------------
CASE NUMBER: 01-80459-RCM-11                              MONTH: September, 2002



QUESTIONNAIRE                                                                                                      YES       NO

1. Have any assets been sold or transferred outside the normal course of business this reporting period?                     X
2. Have any funds been disbursed from any account other than a debtor in possession account?                                 X
3. Are any postpetition receivables (accounts, notes, or loans) due from related parties?                          X
4. Have any payments been made on prepetition liabilities this reporting period?                                             X
5. Have any postpetition loans been received by the debtor from any party?                                                   X
6. Are any postpetition payroll taxes past due?                                                                              X
7. Are any postpetition state or federal income taxes past due?                                                              X
8. Are any postpetition real estate taxes past due?                                                                          X
9. Are any other postpetition taxes past due?                                                                                X
10. Are any amounts owed to postpetition creditors delinquent?                                                               X
11. Have any prepetition taxes been paid during the reporting period?                                                        X
12. Are any wages payments past due?                                                                                         X


If the answer to any of the above questions is "yes," provide a detailed explanation of each item. Attach additional sheets if necessary.


INSURANCE                                                                                                          YES       NO

1. ARE WORKER'S COMPENSATION, GENERAL LIABILITY AND OTHER NECESSARY INSURANCE COVERAGES IN                         X
EFFECT?
2. ARE ALL PREMIUM PAYMENTS PAID CURRENT?                                                                          X
3. PLEASE ITEMIZE POLICIES BELOW.

If the answer to any of the above questions is "NO," or if any policies have been cancelled or not renewed during this reporting period, provide an explanation below. Attach additional sheets if necessary.


                                                          INSTALLMENT PAYMENTS
TYPE OF POLICY                     CARRIER                           PERIOD COVERED                     PAYMENT AMOUNT AND
                                                                                                        FREQUENCY




Case Name: Cadiz Properties, Inc.                                         MOR-7

Case No: 01-80459-RCM-11


Questionaire:

3. Rent receivable is due from Debtor's parent, Alford Refrigerated Warehouses, Inc., Case #01-39776-BJH-11

Insurance:

      All insurance coverage is maintained by Debtor's parent, Alford Refrigerated Warehouses, Inc, Case #01-39776-BJH-11